   As filed with the Securities and Exchange Commission on November 14, 2001.
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    THQ INC.
             (Exact name of Registrant as specified in its Charter)


            Delaware                                            13-3541686
  (State or other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                          27001 Agoura Road, Suite 325
                        Calabasas Hills, California 91301
                                 (818) 871-5000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                BRIAN J. FARRELL

                              Chairman of the Board
                      President and Chief Executive Officer
                                    THQ Inc.
                          27001 Agoura Road, Suite 325
                        Calabasas Hills, California 91301
                                 (818) 871-5000

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

  SHERWIN L. SAMUELS, ESQ.                            NORA L. GIBSON, ESQ.
   ROBERT W. KADLEC, ESQ.                       Wilson Sonsini Goodrich & Rosati
Sidley, Austin, Brown & Wood                     One Market, Spear Street Tower
    555 West Fifth Street                        San Francisco, California 94105
Los Angeles, California 90013                            (415) 947-2000
       (213) 896-6000

Approximate date of commencement of proposed sale to the public: As soon as is practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-67978

      If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM
       TITLE OF SECURITIES                                        AGGREGATE PRICE  PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
         TO BE REGISTERED            AMOUNT TO BE REGISTERED(1)    PER UNIT(2)         OFFERING PRICE(2)       REGISTRATION FEE
         ----------------            --------------------------    -----------         -----------------       ----------------
common stock, par value $.01 per
share(3)...........................            287,500                $53.50               $15,381,250              $3,846

(1) Includes 37,500 shares of common stock subject to the underwriters' over-allotment option.

(2)  Estimated solely for purposes of determining the registration fee.

(3) Each share of common stock includes rights to purchase Series A Junior Participating Preferred Stock pursuant to a rights agreement between the Company and Computershare Investor Services, LLC, as Rights Agent.


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
                                EXPLANATORY NOTE

This Registration Statement registers additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

The contents of the Registration Statement of Form S-3 filed by THQ Inc. (Registration No. 333-67978) is hereby incorporated by reference pursuant to General Instruction IV to Form S-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas Hills, State of California on November 13, 2001.

                                        THQ Inc.


                                        By:  /s/  Fred A. Gysi
                                             -----------------------------------
                                             Fred A. Gysi
                                             Chief Financial Officer,
                                             Senior Vice President  --
                                             Finance and Administration,
                                             Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the date indicated.

Signature                       Title                                 Date
---------                       -----                                 ----
/s/ BRIAN J. FARRELL            Director, Chairman of the Board,      November 13, 2001
-------------------------       President and Chief Executive
Brian J. Farrell                Officer (Principal Executive
                                Officer)


/s/ LAWRENCE BURSTEIN*          Director                              November 13, 2001
-------------------------
Lawrence Burstein


/s/ JEFFREY C. LAPIN*           Director, Vice Chairman and Chief     November 13, 2001
-------------------------       Operating Officer
Jeffrey C. Lapin


/s/ JAMES L. WHIMS*             Director                              November 13, 2001
-------------------------
James L. Whims


/s/ L. GREGORY BALLARD*         Director                              November 13, 2001
-------------------------
L. Gregory Ballard


/s/ FRED A. GYSI                Senior Vice President - Finance       November 13, 2001
-------------------------       and Administration, Chief
Fred A. Gysi                    Financial Officer Treasurer and
                                Secretary (Principal Financial
                                Officer and Principal Accounting
                                Officer)

     *By:  /s/ FRED A. GYSI
           ----------------
           Fred A. Gysi
           Attorney in Fact

                                INDEX TO EXHIBITS


Exhibit
Number        Description                                                          Sequential Page Number
------        -----------                                                          ----------------------
  5.1         Opinion of Sidley Austin Brown & Wood

  23.1        Consent of Deloitte & Touche LLP.

  23.2 Consent of Sidley, Austin, Brown & Wood (included in the opinion filed as Exhibit 5.1 to this Registration
              Statement).

  24.1 Power of Attorney (incorporated by reference to Exhibit 24 to the Registration Statement on Form S-3 (Registration No.
              333-67978).
